EXHIBIT 99.1

China Wi-Max Communications, Inc. Announces the Turning Up of Its Fiber Ring in Beijing

BEIJING, Nov. 16 /PRNewswire-FirstCall/ -- China Wi-Max Communications, Inc. (OTC Bulletin Board: CHWM - News), a world-class telecommunications and IP transport company with operations in mainland China, today announced that one of its wholly-owned foreign entity companies has "lit" its fiber ring.

This ring had previously been undergoing extensive testing and is now ready to provide Internet access to commercial customers. One of the Company's customers includes, for example, a publishing company that selected China Wi-Max because of its low-latency, high-bandwidth network. No other carrier has proved capable of meeting China Wi-Max's unique ability to satisfy the demanding requirements of a new generation of commercial customers in Beijing whose needs outstrip those of more traditional carriers.

In support of China Wi-Max's renewed thrust, three senior executives have joined the Company to guarantee successful execution with CHWM's wholly-owned foreign entities in China.

         * Dr. David Fu has been hired as the Chief Engineer in China to ensure seamless delivery of transport as the Company extends its reach into retail and wholesale markets. His background in telecom and software development is expected to serve CHWM's companies in China well as they extend their networks in the Beijing market. Dr. Fu received his PhD in Telecommunications and Information Systems from Beijing Posts and Telecommunication University.

         * Ms. Teresa Chen is joining CHWM's companies in China to serve as their Chief Financial Controller in China (CFC). Ms. Chen has extensive international experience as head accountant with the Canadian Embassy in China and the BISS Language School, and she will help position the companies' growth in the near and long-term.

         * Mr. Yongzhao (Jonny) Su is joining CHWM's companies as their Chief Operating Officer in China (COO). His previous experience as a regional manager at Inergy Asia Information Systems, APAC and AT&T balances the Company's team in Beijing with real-world experience that will help recruit new ISP customers, while maintaining the collaboration that CHWM has carefully built in Beijing with the major carriers.

China Wi-Max President and CEO Steven T. Berman stated in reaction to the news of the fiber being "lit" in Beijing that, "this is an important first step and significant milestone in our Company's growth strategy. It will allow us to provide unique and state-of-the-art solutions to business clients' needs in the Beijing marketplace."

Chairman Allan Rabinoff further added that, "this is an exciting moment in our Company's life cycle and the beginning of our growing presence in China, which is experiencing a rapid and dramatic expansion of telecommunications demand."


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About China Wi-Max Communications, Inc.

China Wi-Max Communications, Inc. (CHWM), a world-class telecommunications and IP transport company, was formed to take advantage of the rapidly expanding wireless and landline communications needs in China. The goal of China Wi-Max Communications is to become the premier provider of broadband technology and allied services in the Chinese market. Building on world-class technical experience and proven management skills, China Wi-Max Communications is approaching its market with the tools that experience suggests are necessary to achieve success.

The Company is headquartered in Denver, Colorado and its common stock is listed on the OTC Bulletin Board under the symbol "CHWM." For additional information, please visit the Company's website at www.chinawi-max.com.

'Safe Harbor Statement'

This press release contains forward-looking statements that involve risks and uncertainties. The statements of this Summary Overview are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performances could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause the Company's actual results, expressed or implied, to differ materially from expected results. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making an investment decision.

For More Information Please Visit The Company's Website at www.chinawi-max.com.